                                                                     Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64198) of Dana Corporation of our report dated January 21, 1997 appearing on page 22 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of this Form 10-K.


PRICE WATERHOUSE LLP


Toledo, Ohio
March 3, 1997